SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported) May 29, 2018

BIOSYNERGY, INC.

(Exact name of Registrant as specified in its charter)

Illinois	0-12459	36-2880990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

1940 E. Devon, Elk Grove Village, Illinois 60007

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 956-0471

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d). Appointment of Director. On May 29, 2018, the Board of Directors (“Board”) of Biosynergy, Inc. (“Company”) appointed Malcolm MacComb to serve as a member of the Board to fill an existing vacancy on the Board created by the retirement of James F. Schembri on July 6, 2017. In addition to his appointment to the Board, Mr. MacComb will serve on the Board’s Compensation Committee and the Board’s Audit Committee. Mr. MacComb will serve on the Board until his retirement or his successor is appointed or elected. The Company did not enter into any special arrangement with Mr. MacComb with respect to his serving as a Director on the Board other than payment of Director’s fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2018	BIOSYNERGY, INC. By: /s/ Fred K. Suzuki /s/ Fred K. Suzuki, President